SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 27, 2007

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2007, Extra Space Storage LP (the “Operating Partnership”), the operating partnership subsidiary of Extra Space Storage Inc. (the “Company”), issued $250.0 million aggregate principal amount of its 3.625% Exchangeable Senior Notes due 2027 (the “Notes”). The terms of the Notes are governed by an indenture, dated March 27, 2007 (the “Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and Wells Fargo Bank, N.A., as trustee. A copy of the Indenture, including the form of the Notes and Guarantee of the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.  See Item 2.03 below for additional information.

The Notes and the shares of common stock of the Company (“Common Stock”) issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

In connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as representatives of the Initial Purchasers, dated March 27, 2007 (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•                                          file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer (“WKSI”)) with the Securities and Exchange Commission by July 25, 2007 to cover resales of the underlying shares of Common Stock of the Company that may be issuable upon exchange of the Notes;

•                                          if the shelf registration statement is not an automatic shelf registration statement, use its reasonable efforts to have that registration statement declared effective by October 23, 2007; and

•                                          use its reasonable efforts to keep the registration statement effective until the earliest of (1) the 20th trading day immediately following the maturity date of April 1, 2027, and (2) the date on which there are no longer any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Common Stock outstanding that have been issued upon exchange of any Notes.

If the Company does not meet these deadlines then, subject to certain exceptions, liquidated damages will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

On March 21, 2007, the Company issued a press release regarding the pricing of the private placement of $250.0 million in aggregate principal amount of Notes. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2007, the Operating Partnership issued $250.0 million aggregate principal amount of Notes. The Operating Partnership paid a commission of 2% of the initial offering price of the Notes to the Initial Purchasers, and the Initial Purchasers received commissions in an aggregate amount of approximately $5.0 million in connection with the issuance and sale of the Notes. The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest is payable on April 1 and October 1 of each year beginning October 1, 2007 until the maturity date of April 1, 2027. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

The Notes bear interest at 3.625% per annum and contain an exchange settlement feature, which provides that the Notes may, under certain circumstances, be exchangeable for cash (up to the principal amount of the Notes) and, with respect to any excess exchange value, into cash, shares of Common Stock or a combination of cash and shares of Common Stock at an initial exchange rate of 42.5822 shares per $1,000 principal amount of Notes. At the initial exchange rate, the Notes are exchangeable for Common Stock at an exchange price of approximately $23.48 per share, representing an approximately 20.0% premium over the last reported sale price of the Common Stock on March 21, 2007, which was $19.57 per share. The Notes will be exchangeable only under the following circumstances:

•                                          during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter) if, and only if, the closing sale price of the Common Stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per share of the Common Stock in effect on the applicable trading day;

•                                          during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the Notes was less than 98% of the product of the closing sale price of the Common Stock multiplied by the applicable exchange rate;

•                                          if those Notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•                                          if the Company elects to distribute (1) rights, warrants or options to all holders of its Common Stock entitling such holders to subscribe or purchase the Common Stock at a price less than the closing sale price of the Common Stock on the business day immediately preceding the date the Company declares such a distribution or (2) assets, debt securities or rights to purchase securities of the Company or the Operating Partnership that would have a per share value exceeding 15% of the average closing prices of the Common Stock for the five trading days immediately preceding the date the Company declares such a distribution;

•                                          if the Common Stock ceases to be listed on a U.S. national or regional exchange and is not quoted on the over-the-counter market as reported by Pink Sheets LLC or any similar organization, in each case for 30 consecutive trading days; or

•                                          at any time from, and including, March 1, 2012 to, and including, April 1, 2012 and at any time on or after March 1, 2027.

The Operating Partnership may redeem the Notes at any time to preserve the Company’s status as a real estate investment trust. In addition, on or after April 5, 2012, the Operating Partnership may redeem the Notes for cash, in whole or in part, at 100% of the principal amount plus accrued and unpaid interest, upon at least 30 days’ but not more than 60 days’ prior written notice to holders of the Notes.

The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes for cash, in whole or in part, on each of April 1, 2012, April 1, 2017 and April 1, 2022, and upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

A “designated event” will be deemed to have occurred at the time that any of the following occurs:

•                                          consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding shares of Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property (provided that a “designated event” will not be deemed to have occurred if at least 90% of the consideration in the transaction or event consists of shares of common stock traded on a national or regional securities exchange or quoted on any established automated over-the-counter trading market in the United States);

•                                          any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company, the Operating Partnership or any majority-owned subsidiary of the Company or the Operating Partnership or any employee benefit plan of the Company, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding entitled to vote generally in elections of directors;

•                                          during any period of twelve consecutive months after March 27, 2007 (for so long as the Company is the sole owner of the general partner of the Operating Partnership immediately prior to any such transaction), persons who at the beginning of such twelve-month period constituted the board of directors of the Company, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company; or

•                                          the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to be the sole owner of the general partner of the Operating Partnership or ceases to control the Operating Partnership; provided, however, that the pro rata distribution by the Company to its stockholders of shares of its capital stock or shares of any of the Company’s other subsidiaries will not, in and of itself, constitute a designated event for purposes of this definition.

If a transaction described in the first bullet under the definition of a “designated event” above occurs on or prior to April 5, 2012 and a holder elects to exchange its Notes in connection with such transaction, we will increase the applicable exchange rate for the Notes surrendered for exchange by a specified number of additional shares of Common Stock as a “make whole premium.”

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•                                          a default for 30 days in the payment of any installment of interest under the Notes;

•                                          a default in the payment of the principal amount or any repurchase price or redemption price due with respect to the Notes, when the same becomes due and payable;

•                                          the Operating Partnership’s failure to deliver cash, Common Stock or a combination of cash and Common Stock within 15 days after the due date upon an exchange of the Notes, together with any cash due in lieu of fractional shares of Common Stock;

•                                          the Operating Partnership’s failure to comply with any of its other agreements in the Notes or the Indenture, other than an agreement solely for the benefit of a series of debt securities other than the holders of Notes, upon receipt of notice of such default by the trustee or by holders of not less that 25% in aggregate principal amount of the Notes then outstanding and the failure to cure (or obtain a waiver of) such default within 60 days after receiving notice of such failure;

•                                          failure to pay any indebtedness for money borrowed by the Operating Partnership, the Company, any subsidiary in which the Operating Partnership has invested at least $30 million in capital (a “Significant Subsidiary”), in an outstanding principal amount in excess of $30 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the

Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding Notes);

•                                          the Operating Partnership’s failure to provide timely notice of a designated event; or

•                                          certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any Significant Subsidiary or any substantial part of their respective property.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are filed herewith:

Exhibit No.	Description
4.1

Indenture, dated March 27, 2007, among Extra Space Storage LP, Extra
Space Storage Inc. and Wells Fargo Bank, N.A., as trustee, including the form of 3.625% Exchangeable Senior Notes due 2027 and the form of guarantee.

10.1	Registration Rights Agreement, dated March 27, 2007, among Extra Space Storage LP, Extra Space Storage Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
99.1	Press release, dated March 21, 2007, regarding the pricing of the private placement of exchangeable senior notes due 2027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: March 28, 2007	By	/s/ Kent W. Christensen
		Name:	Kent W. Christensen
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated March 27, 2007, among Extra Space Storage LP, Extra Space Storage Inc. and Wells Fargo Bank, N.A., as trustee, including the form of 3.625% Exchangeable Senior Notes due 2027 and the form of guarantee.

10.1	Registration Rights Agreement, dated March 27, 2007, among Extra Space Storage LP, Extra Space Storage Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
99.1	Press release, dated March 21, 2007, regarding the pricing of the private placement of exchangeable senior notes due 2027.